UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270
Wellesley, Massachusetts	02481
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 475-5254

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

MLSC Loan Agreement and MLSC Warrant

On September 30, 2013, Arch Therapeutics, Inc. (the “Company”) entered into the Life Sciences Accelerator Funding Agreement (the “MLSC Loan Agreement”) with the Massachusetts Life Sciences Center (“MLSC”), pursuant to which MLSC has agreed to provide the Company an unsecured subordinated loan, and the Company has issued to MLSC a related promissory note, in principal amount of $1,000,000 (such loan, the “MLSC Loan”). The Company expects to receive the full amount of the MLSC Loan on or about October 8, 2013. The MLSC Loan will bear interest at a rate of 10% per annum, and will become fully due and payable on the earlier of (i) September 30, 2018, (ii) the occurrence of an event of default under the MLSC Loan Agreement, or (iii) the completion of a sale of substantially all of the Company’s assets, a change-of-control transaction or one or more financing transactions in which the Company receives net proceeds of $5,000,000 or more in a 12-month period. The Company may, at its election and without penalty, repay the MLSC Loan in whole or in part at any time prior to the maturity date thereof. Pursuant to the terms of the MLSC Loan Agreement, the Company may use the proceeds of the MLSC Loan solely to fund working capital requirements and/or the purchase of capital assets in the life sciences field, and the Company is expressly prohibited from using any such proceeds for any severance payment, investment in certain securities or payment of goods or services to a related party of the Company. The MLSC Loan Agreement also provides that, for so long as any of the MLSC Loan remains outstanding, the Company’s headquarters and at least a majority of its employees must be located in Massachusetts and the Company must not take certain actions without obtaining MLSC’s prior consent, including without limitation paying dividends on its capital stock, redeeming any of its outstanding securities, incurring certain types and amounts of additional indebtedness, and completing a sale of substantially all of its assets or a change-of-control transaction. The MLSC Loan Agreement further provides that, upon the occurrence of an event of default, which includes, among others, certain bankruptcy events, the acceleration of any of the Company’s other indebtedness in an amount in excess of $25,000, the Company’s failure to remain a “certified life sciences company” under the Massachusetts General Law, and the Company’s breach of any of its representations or covenants in the MLSC Loan Agreement, the maturity of all amounts then outstanding under the MLSC Loan would be accelerated and become immediately due and payable.

In connection with and as a condition of the MLSC Loan Agreement, on September 30, 2013, the Company issued to MLSC a warrant (the “MLSC Warrant”) to purchase 145,985 shares of its common stock at an exercise price of $0.274 per share. The MLSC Warrant has been issued as partial consideration for the funding provided under the MLSC Loan Agreement and for no separate consideration. The MLSC Warrant is exercisable immediately upon its issuance and expires on the earlier of September 30, 2023 and the completion of a sale of substantially all of the Company’s assets or a change-of-control transaction. The number of shares issuable upon exercise of the MLSC Warrant and the exercise price therefor are subject to adjustment for stock splits, stock dividends, reclassifications, capital reorganizations or other changes in the Company’s capital stock. The issuance of the MLSC Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities have been issued in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act. Such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of such securities qualifies for an exemption under Section 4(a)(2) of the Securities Act, the Company relied on the following facts: the securities were issued to one recipient that is acquiring the securities for investment purposes and without a view toward disposition thereof; no advertising or general solicitation was used in connection with the issuance of such securities; and the securities were issued as restricted securities.

The MLSC Loan Agreement includes customary representations, warranties and covenants made by the Company as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the MLSC Loan Agreement and are not intended to provide factual, business, or financial information about the Company. Moreover, those representations and warranties generally were made solely for the benefit of the parties to the MLSC Loan Agreement, and some or all of them (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or different from what a stockholder might view as material, and/or (iii) may have been qualified by certain disclosures of the Company not reflected in the MLSC Loan Agreement that were made solely to MLSC. The foregoing description of the MLSC Loan Agreement and the MLSC Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of those documents. A copy of each of the MLSC Loan Agreement and the MLSC Warrant is attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and such documents are incorporated herein by reference.

Office Sublease Agreement

Effective October 1, 2013, the Company relocated its principal executive offices to certain premises located at 20 William Street, Suite 270, Wellesley, Massachusetts 02481, which the Company has leased pursuant to the terms of a sublease agreement (the ‘Sublease”) with Stream Global Services, Inc. that became effective on October 1, 2013. Pursuant to the terms of the Sublease, the Company has agreed to rent the leased premises, comprising approximately 2,322 square feet, until March 31, 2015 for an annual base rent equal to $26 per square foot, which is payable monthly in an amount of $5,031 per month. In addition, the Sublease requires that the Company pay for certain operating expenses of the leased premises and deliver a security deposit of $10,062.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease. A copy of the Sublease is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “MLSC Loan Agreement and MLSC Warrant”, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “MLSC Loan Agreement and MLSC Warrant”, which disclosure is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit	Description
10.1	Life Sciences Accelerator Funding Agreement dated September 30, 2013 between Arch Therapeutics, Inc. and the Massachusetts Life Sciences Center
10.2	Form of Warrant to Purchase Shares of Common Stock dated September 30, 2013 issued by Arch Therapeutics, Inc. to the Massachusetts Life Sciences Center (included as Exhibit B in Exhibit 10.1)
10.3	Sublease dated August 30, 2013 and effective October 1, 2013, between Arch Therapeutics, Inc. and Stream Global Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch Therapeutics, Inc.

Dated: October 4, 2013	By:	/s/ Terrence W. Norchi, M.D.
	Name:	Terrence W. Norchi, M.D.
	Title:	President, Chief Executive Officer